CURACRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 30, 2015

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28-8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events

Item 8.01. Other Events

In late September of 2015, Tianyin Pharmaceutical Co., Inc. (the “Company”) was informed that an investigation had been initiated against Dr. Guoqing Jiang, Chief Executive Officer, Acting Chief Financial Officer and Chairman of the Company by Public Order Corps of Sichuan Province Public Security Department (the “SPPSD”) in connection with the temporary halt of production and sale of the Company’s Hugan Tablets in mid 2014, which was disclosed in a Current Report on Form 8-K filed by the Company on April 7, 2014, amended subsequently on May 14, 2014, May 23, 2014 and July 8, 2014, as well as our periodic reports thereafter. As a part of the investigation, certain files of the Company have been taken by the SPPSD, which has caused additional delay in the Company’s annual audit for the fiscal year ended June 30, 2015.

The Company’s Board of Directors is currently looking into this matter and ascertaining the nature and scope of the investigation. The Company will file an amendment to provide more information once it becomes available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

	By:	/s/Guoqing Jiang
Name: Guoqing Jiang
Title: Chief Executive Officer
Dated: October 16, 2015

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